Exhibit 20.4
Page 1 of 3
                    Navistar Financial 1996 - B Owner Trust
                        For the Month of January 1999
                    Distribution Date of February 22, 1999
                           Servicer Certificate #28

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $151,886,233.62
Beginning Pool Factor                                           0.3121972

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,956,736.80
     Interest Collected                                     $1,250,298.56

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $209,822.28
Total Additional Deposits                                     $209,822.28

Repos / Chargeoffs                                            $107,497.16
Aggregate Number of Notes Charged Off                                  79

Total Available Funds                                       $9,416,857.64

Ending Pool Balance                                       $143,821,999.66
Ending Pool Factor                                              0.2956214

Servicing Fee                                                 $126,571.86

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,201,293.71
     Target Percentage                                               2.50%
     Target Balance                                         $3,595,549.99
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($471,146.45)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.831%
Current Weighted Average Remaining Term (months):                   25.40

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days          $1,368,545.26       1,147
                                31 - 60 days           $389,530.34         341
                                60+  days              $153,350.21         103

     Total:                                          $1,911,425.81       1,166

     Balances:                  60+  days            $2,518,530.90         103

Memo Item - Reserve Account
     Prior Month                                     $9,730,147.26
+    Invest. Income                                     $54,795.74
+    Excess Serv.                                      $416,350.71
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $10,201,293.71

Exhibit 20.4
Page 2 of 3
Navistar Financial 1996 - B Owner Trust
For the Month of January 1999

                                                                                       NOTES
                                                                                                       CLASS B            CLASS C
                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES     CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00   $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%            93.50           3.50%            3.00%
     Coupon                                               5.490%           5.930%           6.330%           6.500%          7.450%

Beginning Pool Balance          $151,886,233.62
Ending Pool Balance             $143,821,999.66

Collected Principal               $7,956,736.80
Collected Interest                $1,250,298.56
Charge - Offs                       $107,497.16
Liquidation Proceeds/Recoveries     $209,822.28
Servicing                           $126,571.86
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $9,290,285.78

Beginning Balance               $151,886,233.63            $0.00            $0.00  $135,106,744.26   $9,043,750.33    $7,735,739.03

Interest Due                        $809,701.11            $0.00            $0.00      $712,688.08      $48,986.98       $48,026.05
Interest Paid                       $809,701.11            $0.00            $0.00      $712,688.08      $48,986.98       $48,026.05
Principal Due                     $8,064,233.96            $0.00            $0.00    $7,540,058.75     $282,248.19      $241,927.02
Principal Paid                    $8,064,233.96            $0.00            $0.00    $7,540,058.75     $282,248.19      $241,927.02

Ending Balance                  $143,821,999.66            $0.00            $0.00  $127,566,685.51   $8,761,502.14    $7,493,812.01
Note / Certificate Pool Factor                            0.0000           0.0000           0.5394          0.5145           0.5140
   (Ending Balance / Original Pool Amount)
Total Distributions               $8,873,935.07            $0.00            $0.00    $8,252,746.83     $331,235.17      $289,953.07

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00            $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00            $0.00
      (required from Reserve)
Excess Servicing                    $416,350.71
   (See Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,201,293.71
(Release) / Draw                   ($471,146.45)
Ending Reserve Acct Balance       $9,730,147.26

Exhibit 20.4
Page 3 of 3
Navistar Financial 1996 - B Owner Trust
For the Month of January 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                 5                 4                3                2                1
                               Aug-98            Sep-98            Oct-98           Nov-98           Dec-98           Jan-99
Beginning Pool Balance     $203,072,269.50   $193,913,492.49  $182,373,160.00  $170,823,403.34  $162,309,561.84  $151,886,233.62

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $737,488.15       $168,833.38      ($28,273.17)     $215,780.40      $315,828.47      $107,497.16
    Recoveries                 $627,933.71       $592,855.90      $296,774.69      $297,069.82       $93,295.92      $209,822.28

Loss Trigger - Reserve Account Balance                                  Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)          $356,340.61              Total Charged off (Months 1 - 6)         $1,517,154.39
     Total Recoveries (Months 3, 2, 1)           $600,188.02              Total Recoveries (Months 1 - 6)          $2,117,752.32
     Net Loss / (Recoveries) for 3 Mos          ($243,847.41)(a)          Net Loss/(Recoveries) for 6 Mos.          ($600,597.93)(c)

Total Balance (Months 5, 4, 3)               $547,110,055.83(b)           Total Balance (Months 1 - 6)         $1,064,378,120.79(d)

Loss Ratio Annualized  [(a/b) * (12)]                -0.5348%             Loss Ratio Annualized [(c/d) (12)]            -0.67713%

Trigger:  Is Ratio > 1.5%                                 No              Trigger:  Is Ratio > 6.0%                           No

                                                                                    Nov-98           Dec-98           Jan-99
B)   Delinquency Trigger:                                                        $2,686,964.97    $1,893,471.25    $2,518,530.90
     Balance delinquency 60+ days                                                     1.57295%         1.16658%         1.65817%
     As % of Beginning Pool Balance                                                   1.41464%         1.27615%         1.46590%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer